                                                                    Exhibit 99
                         FORM 4 JOINT FILER INFORMATION

NAME: CRUDEN FINANCIAL SERVICES LLC

ADDRESS: C/O MCDONALD CARANO WILSON LLP
         100 W. LIBERTY STREET, 10TH FLOOR
         RENO, NV  89501

DESIGNATED FILER:        A E HARRIS TRUST
ISSUER AND TICKER SYMBOL:  News Corporation (NWS and NWS.A)
DATE OF EVENT
REQUIRING REGISTRATION: 10/26/05

SIGNATURE:  By:/s/ Laura O'Leary, Attorney-in-Fact for Cruden Financial Services LLC